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EXHIBIT 23.3

CONSENT OF INDEPENDENT GEOLOGIST


     I hereby consent to the incorporation by reference this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 of my report dated August 31, 1997, on the oil and gas reserves of Energy Search, Incorporated as of December 31, 1996, as included in the Company's annual report on Form 10-KSB for the year ended December 31, 1997. I also consent to the reference to me under the caption "Experts" in this document.

WALBE & ASSOCIATES, INC.

By:________________________
   Kim A. Walbe, President


December 28, 1998
Charleston, West Virginia